Exhibit 4.1

                                PETRO UNION, INC.

                                STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. Petro Union, Inc., a Colorado corporation (the "Company"), hereby establishes a stock option plan for key employees, consultants and members of the Board of Directors of the Company or of a subsidiary of the Company, providing material services to the Company, which shall be known as the PETRO UNION, INC. STOCK OPTION PLAN (the "Plan"). The Company shall enter into Option agreements with Optionees pursuant to the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of a subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         All current and former employees, consultants and members of the Board of Directors of the Company (the "Board"), and of any subsidiary of the Company, are eligible to participate in the Plan and receive Options under the Plan. Optionees under the Plan shall be selected by the Board, in its sole discretion, from among those current and former employees, consultants and members of the Board of the Company, and of any subsidiary of the Company, who, in the opinion of the Board, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success.

                                   ARTICLE III
                                 ADMINISTRATION

         Administration. The Board shall be responsible for administering the Plan.

                  (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.


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                  (b)  At  the   discretion   of  the  Board  the  Plan  may  be
         administered by a Committee of two or more non-employee Directors appointed by the Board (the "Committee"). The members of the Committee may be Directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolutions to provide for the creation and issuance of any Option, to fix the terms upon which and the time or times at or within which, and the price or prices at which any shares may be purchased from the Company upon the exercise of an Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing an Option, and shall be consistent with the provisions of the Plan.

                  (c) Where a Committee has been created by the Board pursuant to this Article III, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

                  (d) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                   ARTICLE IV
                            STOCK SUBJECT TO THE PLAN

         4.1 Number. The total number of shares of common stock of the Company (the "Stock") hereby made available and reserved for issuance under the Plan upon exercise of Options shall be 400,000 shares. The aggregate number of shares of Stock available under the Plan shall be subject to adjustment as provided in
Section 4.3.

         4.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, or if an "immaculate cashless exercise" (as described in Section 5.4) results in the issuance of a reduced number of shares in satisfaction of an option grant, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

         4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 4.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

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                                    ARTICLE V
                             TERMS OF STOCK OPTIONS

         5.1 Grant of Options. Subject to Section 4.1, Options may be granted to current and former employees, consultants and members of the Board of the Company and of any subsidiary of the Company at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such current and former employees, consultants and members of the Board, their present and potential contributions to the Company and such other factors as the Board in its discretion shall deem relevant.

         5.2 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an option agreement (the "Option Agreement") that specifies: the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability restrictions which the Board may impose; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

                  (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

                           (i) Term. The duration of the Option shall be for ten
                  years from the date of grant.

                           (ii) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise an Option pursuant to a vesting schedule as determined by the Board.

                           (iii) Termination. Each Option granted pursuant to the Plan shall expire upon the earliest to occur of:

                                    (A) The date set forth in such  Option,  not
                           to exceed ten years from the date of grant;

                                    (B) The  completion of the merger or sale of
                           substantially all of the Stock or assets of the Company with or to another company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger), provided that the Company shall have given the Optionee at least thirty days' prior written notice of its intent to enter into such merger or sale; or


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                                    (C) The  termination of the employment of an
                           Optionee for cause by the Company.

                           (iv) Acceleration. The Option shall become fully exercisable irrespective of its other provisions (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger); or (ii) upon termination of the Optionee's employment with the Company or a subsidiary thereof because of death, disability or normal retirement.

                           (v) Transferability. In addition to the Optionee, the
                  Option may be exercised, to the extent exercisable by the Optionee, by the person or persons to whom the Optionee's rights under the Option pass by will or the laws of descent and distribution, by the spouse or the descendants of the Optionee or by trusts for such persons, to whom or which the Optionee may have transferred the Option, or by legal representative of any of the foregoing. Any such transfer shall be made only in compliance with the Securities Act of 1933, as amended, and the requirements therefor as set forth by the Company.

                  (b) The Board shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

                  (c) All Option Agreements shall incorporate the provisions of the Plan by reference.

         5.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the fair market value of Stock on the date the Option is granted, as determined by the Board. The Option exercise price shall be subject to adjustment as provided in Section 4.3 above.

         5.4 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in Stock, by the surrender of Option rights hereunder valued at the difference between the Option exercise price plus income taxes to be withheld, if any, and the fair market value of the common stock (referred to as "immaculate cashless exercise"), or in some other form.


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                                   ARTICLE VI
                            STOCK APPRECIATION RIGHTS

         The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Options under the Plan. Such Stock appreciation Rights shall be evidenced by agreements in such form as the Board shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

         6.1 Employment Agreement. The Board may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time.

         6.2 Grant. Each Stock Appreciation Right shall relate to a specific Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant shall be equal to the number of shares that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a Participant shall be reduced by:

                  (a) the number of Stock Appreciation Rights exercised for Stock or cash under the Stock Appreciation Rights agreement, and

                  (b)  the  number  of  shares  of  Stock   purchased   by  such
                  Participant pursuant to the related Option.

         6.3 Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.

         6.4 Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation -- the excess of the fair market value of a share of Stock on the exercise date over the option price of the related Option. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentence.


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

         6.5 Payment of Appreciation. In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant either in Stock or in cash. If paid in cash, the amount thereof shall be the amount of appreciation determined under Paragraph 6.4, above. If paid in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Paragraph 6.4, above, by the fair market value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights.

         6.6 Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 4.3 shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Article IX shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

                                   ARTICLE VII
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                      CERTIFICATES, SHAREHOLDER PRIVILEGES

         7.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares of Stock acquired pursuant to the Option must accompany the written notice.

         7.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         7.3 Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under the Option Agreement shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                  ARTICLE VIII
                               RIGHTS OF OPTIONEES

         Nothing in the Plan shall interfere with or limit in any way the right of the Company or a subsidiary corporation to terminate any employee's or consultant's employment at any time, nor confer upon any employee or consultant any right to continue in the employ of the Company or a subsidiary corporation.

                                   ARTICLE IX
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN

         The Board may at any time terminate and from time to time may amend or modify the Plan.


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         No amendment,  modification,  or  termination  of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                    ARTICLE X
                       ACQUISITION, MERGER OR LIQUIDATION

         10.1     Acquisition.

                  (a) In the event that an acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of such acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread"), determined by the Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Stock receivable upon exercise of the Options as being outstanding in determining the net amount per share.

                  (b) For purposes of this section, an "acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel Options regardless of how the acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

                  (c) Where the Company  does not exercise its option under this
         Section 9.1 the remaining provisions of this Article IX shall apply, to the extent applicable.

         10.2 Merger or Consolidation. If the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.


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         10.3 Other Transactions.  A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then vested, subject to the other provisions of the Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

                                   ARTICLE XI
                             SECURITIES REGISTRATION

         11.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         11.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein shall restrict the right of a person exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XII
                                 TAX WITHHOLDING

         Whenever shares of Stock are to be issued in satisfaction of Options exercised under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.


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                                  ARTICLE XIII
                                 INDEMNIFICATION

         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary Corporation may have to indemnify them or hold them harmless.

                                   ARTICLE XIV
                               REQUIREMENTS OF LAW

         14.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   ARTICLE XV
                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective on August 28, 1997. (The date of Confirmation of the Petro Plan of Reorganization.)

                                   ARTICLE XVI
                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.


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         THIS STOCK  OPTION PLAN was adopted by the Board of  Directors of Petro
Union, Inc. on June 13, 1997 to be effective upon the effective date set forth above.


                                            PETRO UNION, INC.



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